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                                  EXHIBIT - 11

                        COMPUTATION OF PER SHARE EARNINGS









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                                                                     EXHIBIT 11

                     VIRAGEN (EUROPE) LTD. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)

                                                                                  Three Months Ended
                                                                                     September 30,
                                                                         --------------------------------------
                                                                                1999                1998
                                                                                ----                ----
Basic and diluted weighted average common shares                                 16,067,153         7,116,059
                                                                                 ==========         =========

Net Loss                                                                       $(1,419,541)        $(541,746)
                                                                               ============        ==========

Basic and diluted loss per common share                                          $   (0.09)         $  (0.08)
                                                                                 ==========         =========